AGILYSYS’ FISCAL 2016 THIRD QUARTER REVENUE INCREASES 27% TO QUARTERLY RECORD $31.3 MILLION, INCLUSIVE OF 24% RISE IN SUBSCRIPTION REVENUE

Raises Fiscal 2016 Revenue Outlook to $117 Million - $119 Million

Alpharetta, GA - February 3, 2016 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2016 third quarter.

Summary of Fiscal 2016 Third Quarter Financial Results

•	Total net revenue was $31.3 million, compared to total net revenue of $24.7 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $14.9 million, or 48% of total net revenue, compared to $13.9 million, or 56% of total net revenue, for the same period in fiscal 2015. SaaS revenues for the third quarter increased 24% year over year and comprised 18% of total recurring revenues, compared to 15% of total recurring revenues in the third quarter of fiscal 2015.

•	Gross margin was 53% in the fiscal 2016 third quarter, compared to 57% in the prior-year period.

•	Adjusted EBITDA (non-GAAP) was $0.6 million, compared to an Adjusted EBITDA loss of $(0.3) million in the same period last year (see reconciliation below).

•	Net loss in the fiscal 2016 third quarter was $(1.7) million, or $(0.07) per diluted share, compared to a net loss of $(2.7) million, or $(0.12) per diluted share, in the prior-year period.

James Dennedy, President and CEO of Agilysys, commented, “Our strong third quarter results reflect continued growth in our market share as measured by the number of our installed point of sale end points and the number of hotel rooms managed by our property management systems. This market share growth included a 24% year-over-year increase in our subscription based revenues as well as continued solid demand for our traditional solutions.

“In addition to the increases in our installed end points and rooms under management, we experienced solid growth in new customers, and more than 50% of these new customer wins in the quarter were subscription-based bookings. The average contract value of subscription-based bookings per new customer win more than tripled in the quarter, and through the first nine months of fiscal 2016 the total contract value of bookings of new subscription-based business is up nearly 90% compared to the year-ago period. We believe the growth in these metrics demonstrates that our business is delivering solid near term results with strong visibility for the longer-term revenue growth of the business. We continue to grow sales of our rGuest platform based solutions, particularly rGuest Pay, with over 250 agreements so far in fiscal 2016, and we expect further growth of rGuest platform-based products throughout the remainder of this fiscal year and in fiscal 2017.

“As we deliver more powerful and flexible solutions, the market is increasingly recognizing our products and support services as peer leading and standard setting for service excellence and value in the hospitality industry. With the momentum in our revenue performance year-to-date and consistent progress in managing cash flows, we are again raising our outlook for full year revenue and expect adjusted EBITDA will increase by more than double over the prior year results.”

Summary of Fiscal 2016 Nine Months Financial Results

•	Total net revenue was $88.4 million, compared to total net revenue of $74.8 million in the comparable prior-year period.

•
Recurring revenues (which are comprised of support, maintenance and subscription services) were $44.5 million, or 50% of total net revenue, compared to $41.5 million, or 55% of total net revenue, in the first nine months of fiscal 2015. SaaS revenues for the first nine months of fiscal 2016 increased 27% year over year and comprised 17% of total recurring revenues, compared to 14% of total recurring revenues in the first nine months of fiscal 2015.

•	Gross margin was 57% in the first nine months of fiscal 2016, compared to 61% in the comparable year-ago period.

•	Adjusted EBITDA (non-GAAP) was $3.3 million, compared to Adjusted EBITDA of $1.7 million in the same period last year (see reconciliation below).

•
Net loss in the first nine months of fiscal 2016 was $(2.2) million, or $(0.10) per diluted share, compared to a net loss of $(6.1) million, or $(0.27) per diluted share, in the first nine months of fiscal 2015.

Raises Fiscal 2016 Revenue Outlook and Provides Initial Outlook for Fiscal 2017 Revenue
Agilysys today provided an update to its forecast for fiscal 2016 revenue and Adjusted EBITDA (non-GAAP) provided on November 4, 2015. The outlook for fiscal 2016 now contemplates:

•	Full-year revenue of $117 - $119 million, which compares to the prior expectation for full year revenue of $110 - $112 million and to fiscal 2015 revenue of $103.5 million.

•
Based on the results of the first nine months of fiscal 2016 and the outlook for the revenue mix and gross margin in the fourth quarter, the Company continues to expect that adjusted EBITDA will more than double year over year, compared to 2015 adjusted EBITDA of $1.2 million.

•	The Company expects that gross margin for fiscal 2016 will be in the mid-50% range.

•	The Company expects to end fiscal 2016 with over $55 million in cash and cash equivalents.

In addition, Agilysys today provided an initial outlook for fiscal 2017 revenue growth and free cash flow generation. The Company expects fiscal 2017 revenue will increase between 8% and 12% from the currently anticipated fiscal 2016 revenue range of $117 - $119 million. Agilysys also expects to generate break even to modestly positive levels of free cash flow in fiscal 2017.

Janine Seebeck, Chief Financial Officer, commented, “Revenue growth of 18% through the first nine months of fiscal 2016, inclusive of a 27% rise in SaaS revenues, demonstrates the continued progress we are achieving in expanding placements for both our traditional and our new-to-market products. At the same time, we remain focused on prudent fiscal management policies that have helped deliver a more than 87% year-over-year increase in Adjusted EBITDA year-to-date. Based on our performance so far in fiscal 2016 and our expectation that the fourth quarter will continue to demonstrate growth trends, we are raising our outlook for full year revenue by $7 million to a new range of $117-$119 million. We also continue to expect that full year adjusted EBITDA will more than double over fiscal 2015 and that we will end the year with over $55 million in cash and cash equivalents.

“Our strong cash position and fiscal discipline form a solid foundation for our ability to invest prudently to further grow our business. While still early, we expect that the momentum we are achieving with securing new customers and securing new placements of additional products with current customers will continue into fiscal 2017, which begins on April 1. As such, we currently forecast that revenues will rise approximately 8% to 12 % next year from our current forecast for fiscal 2016 revenue and that we will generate break even to slightly positive free cash flow for the full year period, which is a notable accomplishment as we move towards the tail-end of our main investment cycle for the

rGuest technology platform. This is an exciting time for the Company as our rGuest and traditional products continue to resonate across a growing list of customers and we are achieving positive momentum in our operating results.”

2016 Third Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today February 3, 2016, beginning at 9:00 a.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 26789877. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately, two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, and include (i) the statements in the last two sentences of the second paragraph and the statements in the last paragraph under the heading “Summary of Fiscal 2016 Third Quarter Financial Results” and (ii) the statements under the heading “Raises Fiscal 2016 Outlook and Provides Initial Outlook for Fiscal 2017 Revenue.” These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2015. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted cash flow from operations and adjusted EBITDA. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted cash flow from operations and adjusted EBITDA to the comparable GAAP measures.

About Agilysys
Agilysys is a leading technology company that provides innovative point-of-sale, property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry. The company's solutions and services allow property managers to better connect, interact and transact with their customers by streamlining operations, improving efficiency, increasing guest recruitment and wallet share, and enhancing the guest experience. Agilysys serves four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Foodservice Management; and Restaurants, Universities, Stadia and Healthcare. A significant portion of the company's consolidated revenue is derived from contract support, maintenance and subscription services. Agilysys operates throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, and offices in Singapore, Hong Kong and Malaysia. For more information, visit www.agilysys.com.

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Investor Contact:
Janine Seebeck
Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com
- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014

Net revenue:
Products	$11,924	$7,247	$30,678	$20,948
Support, maintenance and subscription services	14,896	13,920	44,460	41,514
Professional services	4,487	3,575	13,304	12,344
Total net revenue	31,307	24,742	88,442	74,806
Cost of goods sold:
Products	6,991	4,413	17,035	11,414
Support, maintenance and subscription services	4,076	3,006	11,413	9,098
Professional services	3,732	3,194	9,496	8,823
Total cost of goods sold	14,799	10,613	37,944	29,335
Gross profit	16,508	14,129	50,498	45,471
Gross profit margin	52.7%	57.1%	57.1%	60.8%
Operating expenses:
Product development	6,969	6,670	20,021	18,726
Sales and marketing	4,618	3,696	14,396	11,407
General and administrative	5,517	5,175	15,897	16,369
Depreciation of fixed assets	569	556	1,627	1,702
Amortization of intangibles	321	617	937	2,994
Restructuring, severance and other charges	8	95	(53)	913
Asset write-offs and other fair value adjustments	—	—	(175)	—
Legal settlements	185	—	185	203
Operating loss	(1,679)	(2,680)	(2,337)	(6,843)
Other (income) expense:
Interest income	(21)	(24)	(70)	(98)
Interest expense	8	7	20	35
Other expense, net	63	114	40	68
Loss before taxes	(1,729)	(2,777)	(2,327)	(6,848)
Income tax benefit	(56)	(62)	(100)	(777)
Net loss	$(1,673)	$(2,715)	$(2,227)	$(6,071)

Weighted average shares outstanding	22,493	22,343	22,479	22,336

Loss per share - basic and diluted:
Loss per share	$(0.07)	$(0.12)	$(0.10)	$(0.27)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	December 31, 2015	March 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$65,652	$75,067
Accounts receivable, net of allowance for doubtful accounts of $628 and $888, respectively	20,907	25,481
Inventories	2,331	641
Prepaid expenses and other current assets	6,587	3,828
Total current assets	95,477	105,017
Property and equipment, net	13,857	11,929
Goodwill	19,622	19,622
Intangible assets, net	8,880	9,006
Software development costs, net	41,371	31,818
Other non-current assets	4,670	4,133
Total assets	$183,877	$181,525

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,402	$16,586
Deferred revenue	29,371	23,881
Accrued liabilities	11,107	10,001
Capital lease obligations, current	136	142
Total current liabilities	52,016	50,610
Deferred income taxes, non-current	3,049	3,053
Capital lease obligations, non-current	25	47
Other non-current liabilities	4,563	3,627
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 22,949,056 and 22,789,355 shares outstanding at December 31, 2015 and March 31, 2015, respectively	9,482	9,482
Treasury shares, 8,657,775 and 8,817,477 at December 31, 2015 and March 31, 2015, respectively	(2,598)	(2,646)
Capital in excess of stated value	(8,433)	(10,675)
Retained earnings	125,951	128,178
Accumulated other comprehensive loss	(178)	(151)
Total shareholders' equity	124,224	124,188
Total liabilities and shareholders' equity	$183,877	$181,525

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2015	2014

Operating activities
Net loss	$(2,227)	$(6,071)
Adjustments to reconcile loss from operations to net cash provided by (used in) operating activities
Net restructuring, severane and other charges	(643)	(276)
Asset write-offs and other fair value adjustments	(175)	—
Net legal settlements	170	(1,511)
Loss (gain) on disposal of property & equipment	262	1
Depreciation	1,627	1,702
Amortization	1,704	3,939
Deferred income taxes	—	(86)
Share-based compensation	2,318	1,828
Excess tax benefit from equity awards	—	(14)
Changes in operating assets and liabilities:
Accounts receivable	4,527	2,342
Inventories	(1,696)	(170)
Prepaid expense	(2,769)	325
Accounts payable	(4,399)	(55)
Deferred revenue	5,516	(4,535)
Accrued liabilities	4,394	(3,841)
Income taxes payable	(65)	(817)
Other changes, net	(230)	(230)
Net cash provided by (used in) operating activities	8,314	(7,469)

Investing activities
Proceeds from sale of business units	—	809
Cash paid for acquisition, net	—	(3,750)
Proceeds from sale and maturity of marketable securities	—	5,107
Investments in marketable securities	—	(10,240)
Capital expenditures	(3,617)	(3,856)
Capitalized software development costs	(13,488)	(12,540)
Additional (investments in) proceeds from corporate-owned life insurance policies	(65)	1,925
Net cash used in investing activities	(17,170)	(22,545)

Financing activities
Repurchase of common shares to satisfy employee tax withholding	(435)	(373)
Exercise of employee stock options	—	102
Excess tax benefit from equity awards	—	14
Principal payments under long-term obligations	(29)	(32)
Net cash used in financing activities	(464)	(289)
Effect of exchange rate changes on cash	(95)	(154)
Net decrease in cash and cash equivalents	(9,415)	(30,457)
Cash and cash equivalents at beginning of period	75,067	99,566
Cash and cash equivalents at end of period	$65,652	$69,109

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Accrued capital expenditures	$261	$353
Accrued capitalized software development costs	505	2,021
Leasehold improvements acquired under operating lease arrangement	997	—

AGILYSYS, INC.
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(UNAUDITED)

(In thousands)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net loss	$(1,673)	$(2,715)	$(2,227)	$(6,071)
Income tax benefit	(56)	(62)	(100)	(777)
Loss before taxes	(1,729)	(2,777)	(2,327)	(6,848)
Depreciation of fixed assets	569	556	1,627	1,702
Amortization of intangibles	321	617	937	2,994
Amortization of developed technology	255	335	766	945
Interest (income) expense	(13)	(17)	(50)	(63)
EBITDA (b)	(597)	(1,286)	953	(1,270)
Share-based compensation	917	761	2,317	1,828
Restructuring, severance and other charges	8	95	(53)	913
Asset write-offs and other fair value adjustments	—	—	(175)	—
Other non-operating expense (income)	63	114	40	68
Legal settlements	185	—	185	203
Adjusted EBITDA (a)	$576	$(316)	$3,267	$1,742

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(b) EBITDA is defined as net income before income taxes, interest expense, depreciation and amortization

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS TO
ADJUSTED CASH FLOWS FROM OPERATIONS
(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2015	2014
Operating activities:
Net cash provided by (used in) operating activities	$8,314	$(7,469)
Non-recurring cash items:
Payments for restructuring, severance and other charges	590	1,189
Payments for legal settlements	15	1,714
Adjusted cash provided by (used in) operating activities (a)	$8,919	$(4,566)

(a) Non-GAAP financial measure